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                                                                    EXHIBIT 23.6

                CONSENT OF INDEPENDENT ENGINEERS AND GEOLOGISTS


Williamson Petroleum Consultants, Inc. (Williamson) hereby consents to the incorporation by reference to our report entitled "Evaluation and Review of Oil and Gas Reserves to the Interests of Mesa Inc. in the Hugoton Area,
Various Counties, Kansas and West Panhandle Area, Various Counties, Texas, Effective December 31, 1996, for Disclosure to the Securities and Exchange Commission, Williamson Project 6.8421" dated March 17, 1997, with respect to Mesa Inc. and to all references to our firm included in or made a part of the Pioneer Natural Resources Company Registration Statement on Form S-3 filed with the Securities and Exchange Commission on November 3, 1997 and to Amendment 1 to Form S-3 to be filed on December 17, 1997.



                                      /s/ Williamson Petroleum Consultants, Inc.
                                      ------------------------------------------
                                          WILLIAMSON PETROLEUM CONSULTANTS, INC.


Houston, Texas
December 16, 1997